Sub-Item 77I: Terms of New or Amended Securities

Effective September 17, 2015, the Goldman Sachs ActiveBeta(r) U.S. Large Cap Equity ETF commenced offering common shares
("Shares"). The terms of the Shares for the Fund are described in Pre-Effective Amendment No. 3 to the Registrant's
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on September 11, 2015 (Accession No. 0001193125-15-318140).

Effective September 25, 2015, the Goldman Sachs ActiveBeta(r) Emerging Markets Equity ETF commenced offering common shares ("Shares"). The terms of the Shares for the Fund are described in Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on September 11, 2015 (Accession No. 0001193125-15-318140).

Effective November 6, 2015, the Goldman Sachs ActiveBeta(r) International Equity ETF commenced offering common shares ("Shares"). The terms of the Shares for the Fund are described in Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on September 11, 2015 (Accession No. 0001193125-15-318140).